                            SCHEDULE 14A INFORMATION

                               Amendment No. 1

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

 X      Preliminary Proxy Statement
---
        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
---
        Definitive Proxy Statement
---
        Definitive Additional Materials
---
        Soliciting Material Pursuant to Section 240.14a-11(c) or ss.240.14a-12


                     Richman Gordman 1/2 Price Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

 X   No fee required.
---
     $500 per each party to the controversy pursuant to Exchange Act Rule
---  14a-6(i)(3)
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction applies:_________
     2) Aggregate number of securities to which transaction applies:____________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:________________________
     5) Total fee paid:_________________________________________________________

     Fee paid previously with preliminary materials
---
     Check box if any part of the fee is offset as provided by Exchange Act
---
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:_________________________________________________
     2) Form, Schedule or Registration Statement No.:___________________________
     3) Filing Party:___________________________________________________________
     4) Date Filed:_____________________________________________________________

                                [1/2 PRICE LOGO]
                             12100 WEST CENTER ROAD
                              OMAHA, NEBRASKA 68144


                                 [May 26, 1998]


To the Shareholders of Richman Gordman 1/2 Price Stores, Inc:

         Our Corporation will hold a Special Meeting of Shareholders (the "Special Meeting") on June 25, 1998, at the Corporation's offices at 12100 West Center Road, Omaha, Nebraska.

         A Notice of the meeting, a Proxy and Proxy Statement containing information about matters to be acted upon are enclosed. Also enclosed is the Corporation's Annual Report for its fiscal year ended January 31, 1997. Holders of Common Stock are entitled to vote at the Special Meeting on the basis of one vote for each share held. IF YOU ATTEND THE SPECIAL MEETING, YOU RETAIN THE RIGHT TO VOTE IN PERSON EVEN THOUGH YOU PREVIOUSLY MAILED THE ENCLOSED PROXY.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience.

                                                       Very truly yours,



                                                       Paul M. Bass, Jr.
                                                       Chairman of the Board

                                [1/2 PRICE LOGO]
                             12100 WEST CENTER ROAD
                              OMAHA, NEBRASKA 68144


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1998


To the Shareholders of Richman Gordman 1/2 Price Stores, Inc:

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), will be held on June 25, 1998, at 10:00 a.m., central time, at 12100 West Center Road in Omaha, Nebraska, for the following purposes:

         1. To approve a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation; and

         2. To transact such other business as may properly come before the meeting and any adjournment thereof.

         Only holders of shares of the Series A Common Stock and the Series B Option Common Stock of the Corporation of record at the close of business on May 13, 1998, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                              By Order of the Board of Directors


                                              Michael A. Mallaro,
                                              Secretary


Omaha, Nebraska
[May 26, 1998]


         YOUR OFFICERS AND DIRECTORS DESIRE THAT ALL SHAREHOLDERS BE PRESENT OR REPRESENTED AT THE SPECIAL MEETING. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES MAY BE VOTED. IF YOU DO ATTEND THE SPECIAL MEETING, YOU RETAIN THE RIGHT TO VOTE EVEN THOUGH YOU MAILED THE ENCLOSED PROXY. THE PROXY MUST BE SIGNED BY EACH REGISTERED HOLDER EXACTLY AS THE STOCK IS REGISTERED.

                                [1/2 PRICE LOGO]
                             12100 WEST CENTER ROAD
                              OMAHA, NEBRASKA 68144

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1998


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), of proxies to be voted at the Special Meeting of Shareholders to be held on June 25, 1998, or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about [May 26, 1998].

                             PURPOSES OF THE MEETING

        The Special Meeting of the Shareholders is to be held for the purposes of (1) approving a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (see AMENDMENT OF CERTIFICATE OF INCORPORATION); and (2) transacting such other business as may properly come before the meeting or any adjournment thereof.

        On January 24, 1998, the Creditors' Committee under the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Richman Gordman Stores, Inc., Richman Gordman Department Stores, Inc., and 1/2 Price Stores, Inc. (the "Plan") granted its 1998 Creditors' Committee Waiver. The purpose of the 1998 Creditors' Committee Waiver was to waive certain provisions of the Plan to extend the time for payment of a portion of the Corporation's remaining obligation to the unsecured creditors (the "Creditors") for up to approximately one year, and to extend the time for the exercise of the option (the "Option") with respect to the Series B Option Common Stock to correspond with the final payment. The Corporation requested the 1998 Creditors' Committee Waiver in order to provide additional liquidity for the Corporation during the current fiscal year. Because the Corporation's Certificate of Incorporation also reflects the terms of the Option, the Corporation has proposed the amendment to the Certificate of Incorporation in order to make the terms of the Option consistent both in the Plan and in the Certificate of Incorporation. For a complete discussion of this proposal, please see AMENDMENT OF CERTIFICATE OF INCORPORATION.

        For the proposed amendment to the Corporation's Certificate of Incorporation to be approved by the shareholders, the proposed amendment must receive the favorable vote of the holders of two-thirds (2/3) of the Corporation's Common Stock, as well as the favorable vote of the holders of a majority of the Corporation's Series B Option Common Stock, voting as a class.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.


                              VOTING AT THE MEETING

        The record date for holders of Common Stock entitled to notice of, and to vote at, the Special Meeting of Shareholders is the close of business on May 13, 1998, at which time the Corporation had outstanding and entitled to vote at the meeting 26,895,000 shares of Common Stock, consisting of 16,695,000 shares of Series A Common Stock and 10,200,000 shares of Series B Option Common Stock.

        The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, and a majority of the shares of Series B Option Common Stock outstanding and entitled to vote at the Special Meeting, are necessary to constitute a quorum. Abstentions and shares held by brokers, banks, other institutions and nominees that are voted on any matter at the Special Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Special Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date.

        Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the approval of the proposed amendment to the Corporation's Certificate of Incorporation. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification. As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

        DISSENTERS' RIGHTS OF APPRAISAL

        Pursuant to Section 262(c) of the Delaware General Corporation Law, shareholders of a Delaware corporation have appraisal rights as a result of an amendment to the corporation's certificate of incorporation only if so provided in the certificate of incorporation. The Corporation's Certificate of Incorporation does not grant dissenting shareholders appraisal rights under these circumstances.

        STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        As of April 15, 1998, there were 26,895,000 shares of the Corporation's Common Stock outstanding, consisting of 16,695,000 shares of Series A Common Stock, and 10,200,000 shares of Series B Option Common Stock. The following table sets forth certain information as of April 15, 1998, with respect to the Common Stock ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially own more than 5% of the Common Stock; (ii) each Director of the Corporation (except that those Directors who are the beneficial owners of no shares of Common Stock are not listed in the table); (iii) the Corporation's named executive officers (as that term is defined in Item 402(a) of Reg. S-K) identified as such in the Corporation's Annual Report for its fiscal year ended January 31, 1998 (except that the named executive officers who are the beneficial owners of no shares of Common Stock are not listed in the table); and
(iv) all Officers and Directors of the Corporation, 16 in number, as a group:


----------------------------------------------------------------------------------------------
                                                 Amount and Nature
Title of Class and     Name of Beneficial        of Beneficial          Percent      Percent
Series                 Owner                     Ownership              of Class     of Series
----------------------------------------------------------------------------------------------
Common Stock,          R.G. Stock Trust,         16,200,000 Shares(1)    60.23%       97.04%
Series A               Jeffrey J. Gordman,
                       Trustee
                       12100 West Center
                       Road, Omaha,
                       Nebraska 68144
----------------------------------------------------------------------------------------------
Common Stock,          Jeffrey J. Gordman        16,200,000 Shares(2)    60.23%       97.04%
Series A               12100 West Center
                         Road, Omaha,
                       Nebraska 68144
----------------------------------------------------------------------------------------------


-------------

         (1)The 16,200,000 shares of Series A Common Stock are the property of the R.G. Stock Trust created by Dan Gordman. Mr. Jeffrey J. Gordman is sole trustee of the trust and as such, has exclusive voting and investment power with respect to all shares held by the trust. The three beneficiaries of the trust are Mr. Jeffrey J. Gordman, Mr. Nelson T. Gordman and Mr. Jerome P. Gordman, all of whom are currently members of the Corporation's Board of Directors. Mr. Jeffrey J. Gordman is also a named executive officer of the Corporation.

         (2)As sole trustee of the R.G. Stock Trust, Mr. Gordman has exclusive voting and investment power with respect to the shares held by the trust. As a beneficiary of the trust with a 35% interest, Mr. Gordman in his individual capacity is the beneficial owner of 5,670,000 shares of Series A Common Stock, as well as an additional 4,860,000 shares of Series A Common Stock, representing the 30% beneficial interest in the trust of his father, Mr. Jerome P. Gordman.

----------------------------------------------------------------------------------------------
Common Stock,          Nelson T. Gordman            5,670,000 Shares(3)    21.08%     33.96%
Series A               10777 North 60th St.
                         Omaha, Nebraska
                          68152
----------------------------------------------------------------------------------------------
Common Stock,          Jerome P. Gordman            4,860,000 Shares(4)    18.07%     29.11%
Series A               9925 Essex Drive
                         Omaha, Nebraska
                         60603
----------------------------------------------------------------------------------------------
Common Stock,          Norman J.                    495,000 Shares          1.84%      2.96%
Series A               Farrington(5)
----------------------------------------------------------------------------------------------
Common Stock,          All Officers and             16,695,000             62.07%    100.00%
Series A               Directors as a group
----------------------------------------------------------------------------------------------
Common Stock,          Harris Trust &               3,123,459 Shares       11.61%     30.62%
Series B Option          Savings Bank
                       200 West Monroe St.
                          P.O. Box 755
                          Chicago, Illinois
                          60603
----------------------------------------------------------------------------------------------
Common Stock,          Nelson T. Gordman            632,939 Shares(6)       2.35%      6.20%
Series B Option        10777 North 60th St.
                         Omaha, Nebraska
                          68152
----------------------------------------------------------------------------------------------

-------------

         (3)Mr. Gordman is the beneficial owner of 5,670,000 shares of Series A Common Stock as a beneficiary in the R.G. Stock Trust with a 35% interest.

         (4)Mr. Gordman is the beneficial owner of 4,860,000 shares of Series A Common Stock as a beneficiary of the R.G. Stock Trust with a 30% interest.

         (5)Mr. Farrington is a named executive officer of the Company.

         (6)Through his interest in Gordman family entities which are the registered owners of shares of Series B Option Common Stock, Mr. Gordman is the beneficial owner of 632,939 shares of Series B Option Common Stock.

----------------------------------------------------------------------------------------------
Common Stock,          Jerome P. Gordman            56,326 Shares(7)       0.21%       0.55%
Series B Option        9925 Essex Drive
                         Omaha, Nebraska
                         60603
----------------------------------------------------------------------------------------------
Common Stock,          All Officers and             689,265 Shares         2.56%       6.76%
Series B Option        Directors as a group
----------------------------------------------------------------------------------------------



                            AMENDMENT OF CERTIFICATE
                                OF INCORPORATION

Background

         The proposed amendment to the Corporation's Certificate of Incorporation would amend the provisions of Paragraph 6 of the Corporation's Certificate of Incorporation. Paragraph 6 concerns the terms of the Series B Option Common Stock, and the conditions under which the option may be exercised by the Company or the Gordman Designee. As it exists, Paragraph 6 is derived from the provisions of the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Richman Gordman Stores, Inc., Richman Gordman Department Stores, Inc., and 1/2 Price Stores, Inc. (the "Plan").

         On June 17, 1992, Richman Gordman Stores, Inc., Richman Gordman Department Stores, Inc., and 1/2 Price Stores, Inc. (collectively, the "Debtors"), filed for protection under the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nebraska (the "Court"). On October 5, 1993, the Court confirmed the Plan. In part, the Plan provided for the incorporation of the Corporation as the successor in interest to the Debtors, and the issuance of the Corporation's Common Stock to former shareholders and management and to unsecured creditors (the "Creditors"). The Plan also provided for additional annual cash payments to the Creditors. The term of the Plan was to extend until the later of September 15, 1998, or payment in full of all amounts due under the Plan.

         Pursuant to Section 10.03 of the Plan, the shares of Common Stock issued to Creditors are subject to an option (the "Option") to purchase exercisable by the Corporation or Dan Gordman or his designee. Dan Gordman's designee for this purpose is the trustee of the R.G. Stock Trust, Mr. Jeffrey J. Gordman. Jeff Gordman is currently a Director of the Corporation, as well as the Corporation's President and Chief Executive Officer. In order to distinguish those shares of Common Stock subject to the Option from those shares not subject to the Option, the Corporation's


-------------

         (7)Through his interest in Gordman family entities which are the registered owners of shares of Series B Option Common Stock, Mr. Gordman is the beneficial owner of 56,326 shares of Series B Option Common Stock.

Board of Directors designated the shares of Common Stock issued to former shareholders and management the "Series A Common Stock," and designated those shares of Common Stock issued to Creditors the "Series B Option Common Stock."
Section 10.03 of the Plan provided that the Option was exercisable with respect to all record holders of the Series B Option Common Stock as of February 2, 1998, provided that all amounts due under the Plan had been paid to Creditors as of that date. This date was selected to correspond with the date the final payment to Creditors was anticipated to be escrowed pursuant to the Plan.

         The exercise price of the Option was set in the Plan as fair market value of the stock on February 2, 1998, less payments of Excess Cash Balance made to Creditors during the term of the Plan. Although the Corporation made Excess Cash Balance payments following fiscal years 1993 and 1994, the Corporation's cash position during fiscal year 1995 was such that all of the prior Excess Cash Balance payments were utilized to make a portion of the minimum payment to Creditors for fiscal year 1995. There have been no Excess Cash Balance payments since the end of fiscal year 1994, and accordingly, there have been no Excess Cash Balance payments which would result in a reduction from fair market value with respect to the Option exercise price.

         The mechanics for exercising the Option were also specified in Section
10.03 of the Plan. To exercise the Option, the Corporation was to appoint within 30 days following receipt of its fiscal year 1997 audited financial statements an independent appraiser, to be mutually acceptable to a majority of the Corporation's Directors who were appointed by the Creditors, as well as a majority of those Directors who were appointed by Dan Gordman or his successor. The appraiser was to determine fair market value of the Common Stock, giving consideration to factors such as net cash flow, market multiples of similar companies, liquidity and other relevant factors. Within 30 days after receiving the appraisal, the Corporation was required to elect whether to exercise the Option in whole or in part. To the extent that the Corporation did not elect to exercise the Option in its entirety, Dan Gordman or his designee would have 30 days in which to elect to exercise the Option. Payment of the exercise price by the Corporation and/or Dan Gordman or his designee was to occur within 120 days and 180 days, respectively, after receipt of the appraisal. The provisions of
Section 10.03 of the Plan regarding the Option and exercise mechanics are included in the Corporation's Certificate of Incorporation as Paragraph 6.

         The Plan also provided that the Creditors' Committee, as representative of the Corporation's Creditors, was to continue in existence throughout the term of the Plan for the following primary purposes: (i) monitoring compliance with the Plan; (ii) monitoring defaults, if any, and granting waivers and modifications to the Plan; and (iii) exercising rights and duties expressly granted in the Plan.

         On January 24, 1998, the Creditors' Committee granted its Waiver of Creditors' Committee of Deferred Payment of 1998 Minimum Payment (the "1998 Creditors' Committee Waiver") to extend the time for payment of a portion of the final Plan payment to Creditors for up to approximately one year. In accordance with the 1998 Creditors' Committee Waiver, the Corporation escrowed a payment to Creditors in the amount of $1,967,000 on January 31, 1998, and this amount was disbursed to Creditors on March 18, 1998. The 1998 Creditors' Committee Waiver also deferred the remaining $1.8 million obligation to Creditors and scheduled this obligation with interest at the rate of 12% per annum to be escrowed in three installments of $200,000 principal plus interest at the end of each of April, July and October, 1998, with the final $1.2 million principal plus interest to be escrowed on January 31, 1999, and disbursed to Creditors not later than March 15, 1999.

        The 1998 Creditors' Committee Waiver also affected the provisions of
Section 10.03 of the Plan concerning the Option exercise provisions. The Plan and the Corporation's Certificate of Incorporation provided that the Option could be exercised following the scheduled final payment. With the extension of the date for final payment provided in the 1998 Creditors' Committee Waiver, the Option terms required amendment to coordinate with the extended payment date. Accordingly, the 1998 Creditors' Committee Waiver amended the record date with respect to the Option exercise from February 2, 1998, to the first business day following payment in escrow of the balance of the $1.8 million obligation to Creditors. Pursuant to the 1998 Creditors' Committee Waiver, the appointment of the appraiser is to occur within 30 days after the record date as affected by the 1998 Creditors' Committee Waiver. The 1998 Creditors' Committee Waiver preserved the remaining provisions of Section 10.03, including the time periods in which the Corporation and the Gordman designee have in which to elect to exercise the Option, the Option exercise payment periods and procedures, and other related provisions, except that such periods run from the first business day following payment of the remaining obligation to Creditors.

Purposes and Effects of
 Proposed Amendment

        The proposed Amendment to the Corporation's Amended and Restated Certificate of Incorporation (the "Amendment") was approved by the Corporation's Board of Directors on May 11, 1998. The full text of the Amendment, marked to show changes from the existing Paragraph 6, is set forth in "APPENDIX A -- PROPOSED AMENDMENT," attached hereto and made a part hereof by this reference. In Appendix A, the language proposed to be added to Paragraph 6 of the Corporation's Amended and Restated Certificate of Incorporation appears as underscored, and the language proposed to be removed from Paragraph 6 appears in brackets. The following discussion of the Amendment is qualified in its entirety by the Amendment as set forth in Appendix A, and shareholders are strongly encouraged to refer to specific language of the Amendment.

        The purpose of the Amendment is to amend Paragraph 6 of the Corporation's Amended and Restated Certificate of Incorporation. As discussed in full above, Paragraph 6 concerns the Option and the exercise mechanics, and was included in the Certificate of Incorporation to reflect the provisions of
Section 10.03 of the Plan concerning the special characteristics of the Series B Option Common Stock.

        The Corporation's Board of Directors requested the 1998 Creditors' Committee Waiver in order to provide additional liquidity for the Corporation during the current fiscal year. The Corporation's Board of Directors approved the Amendment and recommended that it be submitted to shareholders for their approval in order to harmonize the provisions of the Certificate of

Incorporation with the provisions of Section 10.03 of the Plan, as affected by the 1998 Creditors' Committee Waiver.

         Under the provisions of the Amendment, the first business day following payment in escrow of the remaining obligation to Creditors is defined as the "Valuation Date." The Option is exercisable with respect to those Series B Option Common Stock shareholders of record on the Valuation Date. In order to exercise the Option, the Company must appoint an independent appraiser within 30 days after the Valuation Date, who will appraise the value of the Class B Option Common Stock as of the Valuation Date. In order to exercise the Option, the Corporation must give notice to shareholders of the Series B Option Common Stock within 30 days following receipt of the appraisal (the "Valuation Delivery Date"). If the Corporation does not elect to exercise the Option within the 30-day period, the Gordman designee will have 30 days in which to elect to exercise the Option. If the Option is exercised by the Corporation and/or the Gordman designee, the exercise price must be paid to shareholders within 120 and/or 180 days, respectively, following the Valuation Delivery Date.

        As noted above, pursuant to the 1998 Creditors' Committee Waiver, the final payment of the remaining obligation to Creditors is due to be escrowed on January 31, 1999, and paid to Creditors not later than March 15, 1999. Thus, if the final payment is escrowed on January 31, 1999, then the Valuation Date would be February 1, 1999. However, the Creditors also hold a junior mortgage and security interest on portions of the property comprising the Corporation's Distribution Center. The Corporation is currently evaluating a mortgage of these portions of the Distribution Center, but as of the date of this Proxy Statement, the Corporation has not entered into any definitive agreement for this purpose. If the Corporation were to effect such a transaction before February 1, 1999, it is contemplated that the remaining obligation to Creditors would be paid at such time, which would result in the Valuation Date arising before February 1, 1999. There can be no assurances that the Corporation will determine to effect a mortgage of these portions of the Distribution Center.

        The shares of Series B Option Common Stock are not currently listed for trading on any securities exchange, and no active market currently exists for shares of the Series B Option Common Stock. In addition, no active market is expected to develop for the Series B Option Common Stock over the foreseeable future, regardless of whether or not the proposed Amendment is approved by shareholders.

Purposes and Effect of
  Shareholder Approval

        Paragraph 10 of the Corporation's Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of 2/3 of the outstanding shares of the Common Stock shall be required to amend the Amended and Restated Certificate of Incorporation. In addition, under Delaware law, the Amendment will require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Series B Option Common Stock, voting as a class.

        As is indicated above, the Corporation's Board of Directors recommends that shareholders vote FOR the approval of the Proposed Amendment. The Directors' recommendation is based upon its belief that Paragraph 6 of the Corporation's Certificate of Incorporation and Section 10.03 of the Plan (from which Paragraph 6 was derived) should be consistent and both reflect the provisions of the 1998 Creditors' Committee Waiver, providing for exercise of the Option upon escrow of payment in full of the balance of the deferred remaining minimum obligation to Creditors.

Interest of Certain Persons in
  Proposal to be Acted Upon

        As indicated above, the purpose of the proposed Amendment is to harmonize the provisions of Paragraph 6 of the Corporation's Certificate of Incorporation with the provisions of Section 10.03 of the Plan as affected by the 1998 Creditors' Committee Waiver. The Board of Directors requested the 1998 Creditors' Committee Waiver in order to give the Corporation additional liquidity during the current fiscal year. Although that is the basis for the Board's recommendation of the Amendment, the approval of the Amendment may benefit several Officers and Directors of the Corporation personally.

        As discussed above, Jeffrey J. Gordman is a Director, President and Chief Executive Officer of the Corporation, as well as the trustee of the R.G. Stock Trust (and thus the Gordman designee). As a beneficiary of the R.G. Stock Trust with a 35% interest, Jeff Gordman has an indirect pecuniary interest in 5,670,000 shares of the Series A Common Stock. Mr. Nelson Gordman and Mr. Jerome Gordman, both Directors of the Corporation, have 35% and 30%, respectively, beneficial interests in the R.G. Stock Trust, representing indirect pecuniary interests in 5,670,000 and 4,860,000 shares, respectively, of the Series A Common Stock. Because Jeff Gordman as Dan Gordman's designee has a subordinate option to purchase the Series B Option Common Stock, approval of the Amendment would benefit these Officers and Directors to the extent that the Option is not exercised by the Corporation.

        In addition, Mr. Norman Farrington, who is an executive officer of the Corporation, is the beneficial owner of 495,000 shares of Series A Common Stock. Mr. Lance Graves, who is also an executive officer of the Corporation, is deemed to be the beneficial owner of 250,000 shares of Series A Common Stock subject to presently exercisable stock options. Messrs. James Cooke, Norm Farrington, Dean Williamson, Michael Mallaro, Martin Kresge and Ronald Hall, each executive officers of the Corporation, are also each the beneficial owners of options to acquire 25,000 shares of the Series A Common Stock. These options are exercisable upon vesting, and vest in annual 20% increments commencing September 1, 1998. If the Option were exercised by the Corporation and the repurchased shares of Series B Option Common Stock were retired, each of these beneficial owners of Series A Common Stock, or options to purchase Series A Common Stock, would be benefitted to the extent that their proportionate ownership interest in the Corporation increased.

        Lastly, Messrs. Nelson and Jerome Gordman, both Directors of the Corporation, are the beneficial owners of 632,939 shares and 56,326 shares, respectively, of the Series B Option

Common Stock through their interest in Gordman family partnerships which are the registered owners of such shares. To the extent that the Option were exercised by the Corporation or the Gordman designee, these beneficial owners would also be benefitted because their shares of Series B Option Common Stock would be purchased.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION.



                                 OTHER BUSINESS

        The Board of Directors knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        The Corporation's next Annual Meeting is scheduled to be held on August 21, 1998 (the "1998 Annual Meeting"). Because the composition of the Corporation's Board of Directors has been set by the Plan for the past several years, the Corporation has not elected Directors or proposed other matters requiring shareholder voting in connection with previous years' Annual Meetings. In addition, because the term of the Plan will extend beyond the scheduled date of the 1998 Annual Meeting, shareholders will not vote for the election of Directors at the 1998 Annual Meeting. Accordingly, the Corporation does not anticipate that it will solicit proxies with respect to the 1998 Annual Meeting.

        Under the rules of the Securities and Exchange Commission, any shareholder proposal to be considered by the Corporation for inclusion in the proxy material, if any, for the 1998 Annual Meeting must be received by the Secretary of the Corporation, 12100 West Center Road, Omaha, Nebraska 68144, a reasonable time before the solicitation is made. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the 1998 Annual Meeting unless certain securities laws requirements are met.


                       EXPENSES OF SOLICITATION OF PROXIES

        In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation has employed ChaseMellon

Shareholder Services to aid in the solicitation of proxies at an estimated fee of $5,500. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.


                                  ANNUAL REPORT


        The Corporation's financial statements and related financial information required by Item 13(a) of Schedule 14A are incorporated herein by this reference to the Corporation's Annual Report to Shareholders for its fiscal year ended January 31, 1998 (the "1997 Annual Report"). The 1997 Annual Report accompanies this proxy statement, but is not deemed a part of the proxy soliciting material, except to the extent that portions of the Annual Report have been incorporated herein pursuant to the preceding sentence.


        PLEASE DATE, SIGN AND RETURN THE PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS AND TELEPHONE SOLICITATIONS.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             MICHAEL A. MALLARO,
                                             SECRETARY



OMAHA, NEBRASKA
MAY 25, 1998

                                   APPENDIX A

                               PROPOSED AMENDMENT


6.      Common Stock Repurchase Option.

                a.  For the purposes of this Certificate of Incorporation:

                         (1) The term "Allowed Class 3 Claims" means claims held
                by unsecured creditors classified in Classes 3A, 3B, or 3C pursuant to the Plan against the Debtors (as defined in the Plan) which have been deemed allowed under the Bankruptcy Code or which have been allowed pursuant to the Plan or by the court which has confirmed the Plan.

                         (2) The term "Creditors' Committee" shall mean the
                Official Unsecured Creditors' Committee appointed pursuant to
                Section 1102 of the Bankruptcy Code or which have been allowed pursuant to the Plan or by the court which has confirmed the Plan with respect to the Debtors under the Plan.

                         (3) The term "Cumulative Minimum Payment" shall mean
                the Corporation's contractual obligation to make unconditional minimum payments of stated principal and stated interest plus any contingent interest as set forth in Section 6.02 of the Plan to Holders of Class 3 Claims from the Effective Date (as defined in the Plan) to the time of computation.

                         (4) The term "Disqualified Stock" shall have the
                meaning assigned in Section 108(a)(10)(B) of the Code.

                         (5) Other capitalized terms used in this Certificate of
                Incorporation and not separately defined in this Certificate of Incorporation shall have the meaning ascribed to those terms in the Plan.

                b. Upon receipt of a favorable ruling from the Internal Revenue Service prior to the end of Fiscal Year 1993 (or at such later date as shall be approved by the Creditors' Committee) concluding that subjecting the common stock distributed to holders of Allowed Class 3 Claims (the "Creditors' Stock") to the option and the related purchase adjustment for Excess Cash Balance paid to the holders of Allowed Class 3 Claims described immediately below (the "Option") would not cause the Creditors' Stock to be "Disqualified Stock", the Corporation and A.D.
        (Dan) Gordman or his Designee shall be entitled to exercise the Option, as provided in this Article 6 and the Plan, to purchase all or a portion of the Creditors' Stock at the time and in the manner more specifically described below. If the Internal Revenue Service does not rule favorably prior to the end of Fiscal Year 1993 (or at such later date as shall be approved by the Creditors' Committee), the Plan shall not grant the Option. The Option may be exercised with respect to all or a portion of the Creditors' Stock but may not be exercised unless the Cumulative Minimum Payment has been made. As more particularly provided below, the Corporation shall have the right to exercise the Option prior to A.D. (Dan) Gordman or his Designee.

                c. Subject to the credit for Excess Cash Balance described below, the exercise price of the Option with respect to all of the Creditors' Stock (the "Purchase Price") shall be the price, on [February 2, 1998] the business day immediately following the payment in full of the Cumulative Minimum Payment (the "Valuation Date"), at which the Creditors' Stock would change hands between a willing buyer and a willing seller, each having a reasonable knowledge of the facts and neither being under any compulsion to act, as determined according to customary valuation methodologies, including, without limitation, analysis of the net cash flow and market multiples of comparable companies, analysis of comparable stock sales, and consideration of whether the Creditors' Stock is or is not publicly traded as of [February 2, 1998] the Valuation Date. Within 30 days following the [receipt by the Corporation of the Fiscal 1997 audited financials] Valuation Date, an investment banker to be mutually agreed upon by (a) at least a majority of members of the Corporation's Board of Directors at the time of such agreement which were selected by the Creditors' Committee or were the successors to directors selected by the Creditors' Committee pursuant to Section 10.01 of the plan, and (b) at least a majority of members of the Corporation's Board of Directors at the time of such agreement which were selected by A.D. (Dan) Gordman or his Designee or were the successors to directors selected by A.D. (Dan) Gordman or his Designee pursuant to Section 10.01 of the Plan, shall be engaged by and at the expense of the Corporation to determine the Purchase Price of the Creditors' Stock as of [February 2, 1998] the Valuation Date (the "Valuation"). The investment banker shall deliver the final Valuation to A.D. (Dan) Gordman (or his Designee) and the Corporation. Delivery of the final Valuation shall be deemed to occur on the day when such Valuation has been mailed to all parties required by
        Section 10.03 of the Plan (the "Valuation Delivery Date"). The investment banker who prepares the Valuation shall be the final arbiter of the date of the Valuation Delivery Date.

                d. The Excess Cash Balance, if any, previously paid to the holders of Allowed Class 3 Claims ("Paid Excess Cash Balance") shall be a credit against, and shall reduce, the exercise price for the Option whether or not (i) the Option is exercised with respect to all or a portion of the Creditors' Stock, and (ii) the holder of any Creditors' Stock with respect to which the Option is exercised received such Excess Cash Balance. To the extent that the Option is exercised with respect to less than all shares of the Creditors' Stock, the Option shall be exercised Pro Rata with respect to all shares of Creditors' Stock, and the exercise price for such Pro Rata share of Creditors' Stock shall be
        (i) that percentage of the Purchase Price equal to the percentage of all Creditors' Stock which such Creditors' Stock represents (the "Pro Rata Purchase Price"), minus (ii) Paid Excess Cash Balance up to the amount of the Pro Rata

        Purchase Price, provided, however, that any Paid Excess Cash Balance which the Corporation applies as a credit and reduction against the Pro Rata Purchase Price for Creditors' Stock with respect to which the exercise price is actually paid may not be applied as a credit and reduction by A.D. (Dan) Gordman or his Designee against the Pro Rata Purchase Price for Creditors' Stock pursuant to A.D. (Dan) Gordman's or his Designee's exercise (if any) of the Option.

                e. Notice of intent to exercise the Option with respect to any Creditors' Stock and the amount of such Creditors' Stock must be given to the holders of the Creditors' Stock who were record holders as of [February 2, 1998] the Valuation Date (the "Option Record Holders") within 60 days following the Valuation Delivery Date. Exercise of the Option with respect to any Creditors' Stock must be completed within 120 days following the expiration of such 60 day period. Exercise of the Option with respect to any Creditors' Stock shall be deemed completed upon the mailing by the party exercising the Option (or the agent of such party) of the full exercise price with respect to such Creditors' Stock. Notwithstanding the foregoing sentence, the giving of notice of intent to exercise the Option with respect to all or a part of the Creditors' Stock within 60 days following the Valuation Delivery Date shall be deemed completion of the exercise of the Option to the extent of the Paid Excess Cash Balance to be utilized by the party giving such notice.

                f. If the Corporation intends to exercise the Option with respect to all or a portion of the Creditors' Stock, it shall give written notice, not later than 30 days after the Valuation Delivery Date, to (i) A.D. (Dan) Gordman (or his Designee) at the address of the Corporation, and (ii) the Option Record Holders. If the Corporation fails to give such notice within such period with respect to any Creditors' Stock, the Corporation shall no longer be entitled to exercise the Option with respect to such Creditors' Stock except upon the express written consent of A.D. (Dan) Gordman (or his Designee) and subject to the 60 day notice period for Option Record Holders described above. If A.D. (Dan) Gordman (or his Designee) shall not have been given notice by the Corporation of its intent to exercise the Option with respect to any Creditors' Stock within 30 days after the Valuation Delivery Date, then A.D. (Dan) Gordman (or his Designee) shall be entitled to exercise the Option with respect to such Creditors' Stock by giving notice to the Corporation and the Option Record Holders within 60 days after the Valuation Delivery Date of its intent to exercise the Option and the amount of Creditors' Stock against which it intends to exercise the Option. The Corporation shall be obligated to provide A.D.
        (Dan) Gordman (or his Designee) a list of the Option Record Holders on or before 30 days after the Valuation Delivery Date.

                g. If the Corporation has timely given notice to A.D. (Dan) Gordman (or his Designee) and the Option Record Holders of its intent to exercise the Option with respect to any Creditors' Stock but has not mailed the full exercise price in cash with respect to such Creditors' Stock to the Option Record Holders by 120 days after the Valuation Delivery Date, then, except upon the express written consent of A.D.
        (Dan) Gordman (or his Designee), the Corporation shall no longer be entitled to exercise the Option with respect to such Creditors' Stock and A.D. (Dan) Gordman (or his Designee) shall be entitled to exercise the Option with respect to such Creditors' Stock and apply Paid Express Cash Balance to the same extent as intended by the Corporation within 180 days after the Valuation Delivery Date. The Corporation shall give notice to A.D. (Dan) Gordman (or his Designee) at the address of the Corporation of its mailing of the full exercise price in cash to the Option Record Holders with respect to Creditors' Stock against which the Corporation has exercised the Option within 3 business days of such mailing.

                h. If a favorable ruling is obtained from the Internal Revenue Service as described above, the Creditors' Stock shall be marked with a legend indicating that it is subject to the Option more particularly described in Section 10.03 of the Plan.

                                   DETACH HERE

                                     PROXY

                     RICHMAN GORDMAN 1/2 PRICE STORES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     Special Meeting of Stockholders to be
                             held on June 25, 1998

         The undersigned stockholder of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 26, 1998, and hereby appoints Jeffrey J. Gordman and Michael A. Mallaro, or either or both of them, proxies and attorneys-in-fact with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in the Corporation at the Special Meeting of its stockholders to be held June 25, 1998 at 12100 West Center Road, Omaha, Nebraska at 10:00 a.m., local time, or any adjournment or postponement thereof. any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO.1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL 1.

1. To approve the proposed amendment to the Corporation's Certificate of Incorporation.

            FOR                     AGAINST                 ABSTAIN
            [ ]                       [ ]                      [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.



                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                       PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                       Please sign exactly as name appears at left. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




Signature:                                                Date:
          ---------------------------------------------        -----------------


Signature:                                                Date:
          ---------------------------------------------        -----------------